Exhibit 99.1

Press Release
July 22, 2019

LCNB CORP. REPORTS FINANCIAL RESULTS FOR
THE THREE AND SIX MONTHS ENDED JUNE 30, 2019

LEBANON, Ohio--LCNB Corp. ("LCNB") (NASDAQ: LCNB) today announced net income of $4,728,000 (total basic and diluted earnings per share of $0.36) and $9,355,000 (total basic and diluted earnings per share of $0.71) for the three and six months ended June 30, 2019, respectively.  This compares to net income of $2,738,000 (total basic and diluted earnings per share of $0.25) and $5,451,000 (total basic and diluted earnings per share of $0.52) for the same three and six month periods in 2018.

Commenting on the financial results, LCNB Chief Executive Officer Eric Meilstrup said, "We are pleased to report strong earnings for the three and six months ended June 30, 2019. Net income for the first half of 2019 was $3,904,000 greater than the first half of 2018, fueled by a $5,425,000 increase in net interest income that resulted primarily from a $70.7 million increase in our net loan portfolio, from $1.155 billion at June 30, 2018 to $1.226 billion at June 30, 2019. Our return on average assets for the first half of 2019 was 1.15% and our return on average equity was 8.47%. Additionally, positive earnings growth allowed for increased shareholder dividends, from $0.32 per share for the first half of 2018 to $0.34 per share for the same period in 2019. LCNB remains committed to enhancing shareholder value. In addition to increased earnings and dividends, LCNB commenced a new share repurchase program during the second quarter 2019 that authorizes the repurchase of up to 500,000 shares of our outstanding common stock. Under this new program, we repurchased 342,085 shares during the second quarter."

Net interest income for the three and six months ended June 30, 2019 was, respectively, $2,222,000 and $5,425,000 greater than the comparable periods in 2018, primarily due to growth in the average balance of LCNB's loan portfolio, partially offset by a decrease in average investment securities and increases in average deposits and long-term borrowings. Also offsetting the positive effect on net interest income from growth in the loan portfolio was a market-driven increase in average rates paid on deposits. Loans, deposits, and long-term borrowings obtained through the merger with Columbus First Bancorp ("CFB") on May 31, 2018 were a considerable component of the growth in the average balance of LCNB's loan portfolio and the increases in the average balances of deposits and long-term borrowings.

The provision for loan losses for the three and six months ended June 30, 2019 was, respectively, $170,000 and $354,000 less than the comparable periods in 2018. Non-accrual loans and loans past due 90 days or more and still accruing interest decreased $114,000, from $3,100,000 or 0.26% of total loans at December 31, 2018 to $2,986,000 or 0.24% of total loans at June 30, 2019.

Non-interest income for the three and six months ended June 30, 2019 was, respectively, $207,000 and $343,000 greater than the comparable periods in 2018, primarily due to increases in fiduciary income and service charges and fees on deposit accounts. Market-driven increases in the fair value of equity security investments contributed to the increase in other operating income for the six-month period, but the effect on the three-month period was negligible.

Non-interest expense for the three and six months ended June 30, 2019 was, respectively, $122,000 and $1,273,000 greater than the comparable periods in 2018, primarily due to increases in salaries and employee benefits, state financial institutions tax, marketing, amortization of intangibles, contracted services expenses and other real estate owned expenses. Salaries and employee benefits increased primarily due to salary and wage increases and newly hired employees, including CFB employees retained. State financial institutions tax expense increased due to a larger capital base (Ohio financial institutions tax is based on capital, not income), largely caused by stock issued to CFB stockholders as merger consideration. Marketing expense increased primarily due to promotion costs for new checking products introduced in 2018, increased marketing activities in the Columbus area, and expanded use of broadcast and digital media. Amortization of intangibles increased due to amortization of the core deposit intangible recorded as part of the acquisition of CFB. Other real estate owned expense increased due to an impairment charge recognized during the second quarter 2019. A decrease in merger related expenses and the absence of an impairment charge recognized on one of LCNB's office buildings during the second quarter 2018 partially offset these increases.

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), it serves customers and communities in Southwest and South Central Ohio. A financial institution with a long tradition for building strong relationships with customers and communities, the Bank offers convenient banking locations in Butler, Clermont, Clinton, Fayette, Franklin, Hamilton, Montgomery, Preble, Ross, and Warren Counties, Ohio. The Bank continually strives to exceed customer expectations and provides an array of services for all personal and business banking needs including checking, savings, online banking, personal lending, business lending, agricultural lending, business support, deposit and treasury, investment services, trust and IRAs and stock purchases. LCNB Corp. common shares are traded on the NASDAQ Capital Market Exchange® under the symbol “LCNB.” Learn more about LCNB Corp. at www.lcnb.com.

Certain statements made in this news release regarding LCNB’s financial condition, results of operations, plans, objectives, future performance and business, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by the fact they are not historical facts and include words such as “anticipate”, “could”, “may”, “feel”, “expect”, “believe”, “plan”, and similar expressions. Please refer to LCNB’s Annual Report on Form 10-K for the year ended December 31, 2018, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

These forward-looking statements reflect management's current expectations based on all information available to management and its knowledge of LCNB’s business and operations. Additionally, LCNB’s financial condition, results of operations, plans, objectives, future performance and business are subject to risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to:

1.	the success, impact, and timing of the implementation of LCNB’s business strategies;

2.	LCNB’s ability to integrate recent and future acquisitions may be unsuccessful, or may be more difficult, time-consuming or costly than expected;

3.	LCNB may incur increased charge-offs in the future;

4.	LCNB may face competitive loss of customers;

5.	changes in the interest rate environment may have results on LCNB’s operations materially different from those anticipated by LCNB’s market risk management functions;

6.	changes in general economic conditions and increased competition could adversely affect LCNB’s operating results;

7.	changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact LCNB’s operating results;

8.	LCNB may experience difficulties growing loan and deposit balances;

9.	the current economic environment poses significant challenges for us and could adversely affect LCNB's financial condition and results of operations;

10.
deterioration in the financial condition of the U.S. banking system may impact the valuations of investments LCNB has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments;

11.
difficulties with technology or data security breaches, including cyberattacks, that could negatively affect LCNB's ability to conduct business and its relationships with customers, vendors, and others; and

12.
government intervention in the U.S. financial system, including the effects of recent legislative, tax, accounting and regulatory actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Jumpstart Our Business Startups Act, the Consumer Financial Protection Bureau, the capital ratios of Basel III as adopted by the federal banking authorities, and the Tax Cuts and Jobs Act.

Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist shareholders and potential investors in understanding current and anticipated financial operations of LCNB and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. LCNB undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.